EXHIBIT 7.5
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                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of May 7, 2007 among Universal American Financial Corp., a New York corporation (the "Company"), and the other parties named on the signature pages hereto (or which become a party to this Agreement after the date hereof pursuant to the terms hereof) (each, a "Holder" and, collectively, the "Holders").

      WHEREAS, the Company is entering into this Agreement as contemplated by that certain Securities Purchase Agreement dated as of the date of this Agreement (the "Securities Purchase Agreement").

      NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, the parties hereto, intending to be legally bound, hereby agree as follows:

                            ARTICLE 1 - DEFINITIONS

      The following terms, as used herein, have the following meanings:

      "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto. For purposes hereof, the Company shall not be considered an Affiliate of any Initial Investor Holder. In addition, for purposes of the definition of "Registrable Securities" hereunder, the Affiliates of an Initial Investor Holder shall be deemed to include one or more funds or other investment vehicles under common management with such Initial Investor Holder.

      "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

      "Common Stock" means the Company's authorized shares of common stock, par value $0.01 per share.

      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Initial Holders" means the Initial Investor Holders and Richard Barasch, and an "Initial Holder" means any of the foregoing.

      "Initial Investor Holders" means each of (1) Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P., Union Square Universal Partners, L.P. (the entities in this clause (1) collectively, the "CapZ/USP Group"), (2) Lee-Universal Holdings, LLC (the "Lee Group"), (3) Perry Partners, L.P., Perry Partners International, Inc., Perry Commitment Fund, L.P., Perry Commitment Master Fund, L.P. (the entities in this clause (3) collectively, the "Perry Group"), (4) Welsh, Carson, Anderson & Stowe IX, L.P.



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and Welsh, Carson, Anderson & Stowe X, L.P. (the entities in this clause (4)
collectively, the "WCAS Group"); and an "Initial Investor Holder" means any of the foregoing entities. The CapZ/USP Group, the Lee Group, the Perry Group and the WCAS Group are sometimes referred to herein each as "Initial Investor Group."

      "MH Merger Agreement" means that certain Agreement and Plan of Merger and Reorganization, dated as of the date of this Agreement, among the Company, MHRx LLC, MemberHealth, Inc. and the other parties thereto.

      "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Preferred Shares" means shares of Series A Preferred Stock and Series B Preferred Stock of the Company.

      "Registrable Securities" means (i) all shares of Common Stock respectively owned by the Initial Holders and their respective Affiliates as of the date of this Agreement, (ii) any and all shares of Common Stock respectively acquired by the Initial Holders or their respective Affiliates on, and from and after, the date of this Agreement (whether directly or indirectly through conversion or exchange of Preferred Shares or non-voting common shares, or other convertible or exchangeable securities, of the Company, or pursuant to the exercise of options, warrants or rights, or pursuant to the MH Merger Agreement, or otherwise), and (iii) any securities issued directly or indirectly with respect to such shares described in clause (i) or (ii) by way of a stock dividend, split, or other division of securities, or in connection with a combination or reclassification of securities, or in connection with a recapitalization, merger, consolidation, share exchange or other reorganization of the Company. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when they (A) have been sold pursuant to a registration statement that was filed with the SEC and declared effective under the Securities Act, (B) have been sold to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act, (C) are eligible for sale to the public by the holder thereof, without limitation as to manner of sale or volume, pursuant to Rule 144(k) under the Securities Act (provided that this clause (C) shall not apply to shares held by any Initial Investor Holder),
(D) have been sold in a private transaction in which the transferor's registration rights under this Agreement with respect to such securities were not assigned to the transferee of such securities, or (E) ceased to be outstanding.

      "Registration Expenses" means any and all expenses incident to the performance of or compliance with any registration of securities, or marketing of securities in a public offering, including all (i) registration and filing fees, and all fees and expenses payable in connection with the listing of securities on any securities exchange or quotation system, (ii) fees and expenses of compliance with any securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expenses of any annual


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audit or quarterly review), (vi) fees and disbursements of counsel for the
Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses associated with the delivery by independent certified public accountants of any comfort letters to be provided pursuant to Article 2 hereof), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) the reasonable fees and out-of-pocket expenses of one firm of counsel to the Holders participating in the offering selected by the Holders holding the majority of the Registrable Securities to be sold for the account of all Holders in the offering, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in any offering pursuant to the Bylaws of the NASD, including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, provided, however, that any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities shall not be "Registration Expenses" hereunder, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any "blue sky" or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities,
(xii) transfer agents', registrars', stock custodians' and DTC fees and expenses, and (xiii) expenses relating to any analyst or investor presentations undertaken pursuant to Article 2 hereof in connection with the registration, marketing or selling of Registrable Securities.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement the following rules of interpretation shall apply: (i) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. (ii) The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. (iii) The word "including" shall be deemed followed by "(but not limited to)".

                        ARTICLE 2 - REGISTRATION RIGHTS

            SECTION 2.01.       Demand Registration.

            (a) If at any time or from time to time the Company shall receive a written request from (x) a Holder or Holders holding more than 15% of the then outstanding Registrable Securities (assuming for this purpose that all Preferred Shares are converted in full, and irrespective of any limitations on conversion contemplated by the Certificates of Designations of such stock) or (y) any Initial Investor Holder (such requesting Person(s), the "Requesting Holders"), that the Company effect the registration under the Securities Act of all or any portion of such Requesting Holders' Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give


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notice of such requested registration (each such request, a "Demand
Registration") at least 21 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Holders, and the Company shall effect (subject to the limitations set forth in Sections 2.01(e) hereof), as expeditiously as possible, the registration under the Securities Act of:

                  (i) all Registrable Securities for which the Requesting Holders have requested registration under this Section 2.01, and

                  (ii) all other Registrable Securities that any other Holders (all such Holders, together with the Requesting Holders, the "Registering Holders") have requested the Company to register by request received by the Company within 14 days after such Holders receive the Company's notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods of disposition specified in such request) of the Registrable Securities so to be registered; provided that no Person may participate in any registration statement pursuant to this Section 2.01(a) for an underwritten offering unless such Person agrees to sell its Registrable Securities to the underwriters selected as provided in Section 2.05(f) on the same terms and conditions as apply to the Requesting Holders (including pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter; provided that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in such transaction) and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Registering Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of its Registrable Securities to be transferred free and clear of all liens, claims and encumbrances,
      (ii) such Person's power and authority to effect such transfer, and (iii) such matters as may be reasonably requested pertaining to such Person's compliance with securities laws; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person shall be in proportion thereto; and provided, further, that such liability shall be limited to the net amount received by such Person from the sale of its Registrable Securities pursuant to such offering;

provided that, subject to Section 2.01(d) hereof, the Company shall not be obligated to:

                  (A) effect any Demand Registration pursuant to clause (x) of the first paragraph of this Section 2.01(a) unless the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be included by all Registering Holders in such Demand Registration are at least $50 million (prior to deducting underwriting discounts and commissions);

                  (B) effect more than one Demand Registration per Initial Investor Holder pursuant to clause (y) of the first paragraph of this
      Section 2.01(a) or effect more than two Demand Registrations per Initial Investor Group pursuant to clause (y) of the first paragraph of this


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      Section 2.01(a) (it being understood that the limitations in this clause
      (B) shall not limit rights to Demand Registrations pursuant to clause (x) of the first paragraph of this Section 2.01(a));

                  (C) effect a Demand Registration within 180 days of having effected a prior Demand Registration pursuant to this Section 2.01.

            (b) Promptly after the expiration of the 14-day period referred to in Section 2.01(a)(ii) hereof, the Company will notify all Registering Holders of the identities of the other Registering Holders and the number of shares of Registrable Securities requested to be registered. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Holders holding a majority of the Registrable Securities requested by such Requesting Holders to be included in such registration may revoke such request without liability to any of the other Registering Holders, by providing a notice to the Company revoking such request.

            (c) The Company shall be liable for and pay all Registration Expenses in connection with each Demand Registration, regardless of whether such registration is effected.

            (d)   A Demand Registration shall not be deemed to have occurred:

                  (i) unless (A) the registration statement relating thereto shall have become effective under the Securities Act and shall have remained effective for a period of at least 180 consecutive days (or such shorter period in which all Registrable Securities of the Registering Holders included in such registration have actually been sold thereunder), provided that such registration shall not be considered a Demand Registration if, after such registration statement becomes effective, such registration statement (or the use of the related prospectus) is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, and (B) if in connection with an underwritten offering, all customary conditions in the applicable underwriting agreement shall have been satisfied, other than any failure primarily due to an act, omission or misrepresentation of a Holder participating therein; or

                  (ii)  if due to the Demand Maximum Offering Size provision of
      Section 2.01(e) hereof, less than 75% of the Registrable Securities of the Requesting Holders sought to be included in such registration are included.

            (e) If a Demand Registration involves an underwritten public offering and the managing underwriter advises the Requesting Holders that, in its view, the number of shares that the Registering Holders propose to include in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "Demand Maximum Offering Size"), the Company shall include in such registration, in the priority listed below, up to the Demand Maximum Offering Size:

                  (i) first, all Registrable Securities requested to be registered by the Requesting Holders and all Registrable Securities requested to be included in such registration by any other Registering Holders (allocated, if necessary for the offering not to exceed the Demand Maximum Offering Size, pro rata among such Requesting Holders and other


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      Registering Holders on the basis of the relative number of Registrable
      Securities so requested to be included in such registration by each); and

                  (ii) second, any shares of Common Stock proposed to be registered by the Company for its own account.

            (f) The Company may defer the filing (but not the preparation) of a registration statement required by Section 2.01 hereof until a date not later than 90 days after the date of the request to file such registration statement if (i) at the time the Company receives the request to register shares, the Company is engaged in confidential negotiations or other confidential business activities or the Board of Directors of the Company determines that the Company is at such time otherwise in possession of material non-public information with respect to the Company, in each case, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such public disclosure at that time would be materially detrimental to the Company and its stockholders (other than, if applicable, the Holders requesting such registration), or (ii) prior to receiving the request to register shares, the Board of Directors of the Company had resolved to effect a registered underwritten public offering of Company equity securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is actively proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 2.01(f) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are terminated or publicly disclosed (or such material non-public information has been publicly disclosed), or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 2.01(f), the Company shall promptly (but in any event within 7 days), upon determining to seek such deferral, deliver to each Holder requesting such registration a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.01(f) and (unless such Holder had previously requested in writing that the Company not disclose to it such information under this paragraph) a general statement of the reason for such deferral and an approximation of the anticipated delay (to the extent it shall be legally permissible for the Company to so disclose such information to such Holder). The Company may defer the filing of a registration statement pursuant to this Section 2.01(f) only once in any 360-day period and the period of deferrals shall not exceed 90 days in the aggregate over any 360-day period.

            SECTION 2.02.       Piggyback Registration.

            (a) If the Company proposes to register any equity securities under the Securities Act (other than pursuant to Section 2.01 hereof and other than (i) a registration on Form S-4 related to a merger, business acquisition or business combination involving the Company, (ii) a registration on Form S-8 relating to a Company equity compensation plan for directors or employees of the Company and its subsidiaries, (iii) a registration on Form S-2 relating to shares issued prior to the date of this Agreement, or relating to shares issuable upon exercise of incentive stock options, in each case, issued to the Company's agents under the Company's incentive compensation plans for agents of the Company and its subsidiaries or (iv) a registration on Form S-3 filed as contemplated by that certain registration rights letter agreement executed by


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the Company pursuant to the MH Merger Agreement and covering exclusively shares of Common Stock issued pursuant to the MH Merger Agreement), the Company shall at each such time give prompt written notice at least 21 days prior to the anticipated filing date of the registration statement relating to such registration to each Holder, which notice shall offer such Holder the opportunity to include in such registration statement all or any portion of the Registrable Securities held by such Holder (a "Piggyback Registration"), subject to the limitations set forth herein. Upon the request of any such Holder made within 14 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Holder), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Holders, to the extent required to permit the disposition of the Registrable Securities so to be registered, provided that if such registration involves an underwritten public offering, all such Holders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to other selling stockholders, to the extent applicable to the Holders (including pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter; provided that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in such transaction) and consistent with the provisions of this Agreement (including Sections 2.06, 2.07, 2.08 and 2.09 hereof); provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of its Registrable Securities to be transferred free and clear of all liens, claims and encumbrances, (ii) such Person's power and authority to effect such transfer, and (iii) such matters as may be reasonably requested pertaining to such Person's compliance with securities laws; provided further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person shall be in proportion thereto, and provided further, that such liability shall be limited to the net amount received by such Holder from the sale of its Registrable Securities pursuant to such offering. If, at any time after giving notice pursuant to this Section 2.02(a) of its intention to register any shares and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such shares, the Company shall give notice to all such Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a registration to the extent required by Section 2.01 hereof. The Company shall be liable for and pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether such registration is effected.

            (b) If a Piggyback Registration involves an underwritten public offering (for the avoidance of doubt, other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(e) hereof shall apply) and the managing underwriter advises the Company that, in its view, the number of shares that the Company and selling Holders propose to include in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "Piggyback Maximum Offering Size"), the Company shall include in such registration, in the following priority, up to the Piggyback Maximum Offering Size:




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                  (i)   first, such number of shares proposed to be registered
      for the account of the Company, if any, as would not cause the offering to exceed the Piggyback Maximum Offering Size;

                  (ii) second, such number of shares owned by Persons exercising "demand" registration rights with respect to such registration (which rights shall not have been granted in violation of this Agreement), if any, as would not cause the offering to exceed the Piggyback Maximum Offering Size; and

                  (iii) third, all Registrable Securities requested to be included in such registration by any Holders pursuant to this Section 2.02 (allocated, if necessary for the offering not to exceed the Piggyback Maximum Offering Size, pro rata among such Holders based on the relative number of Registrable Securities requested to be included in the Piggyback Registration).

            SECTION 2.03. Subsequent Registration Rights. The Company shall not enter into any agreement with respect to any equity securities that grants or provides holders of such securities with registration rights that have terms more favorable than the registration rights granted to holders of the Registrable Securities in this Agreement unless similar rights are granted to holders of Registrable Securities. For the avoidance of doubt, this Section is not intended to relate to registration rights granted in relation to the MH Merger Agreement as in effect on the date of this Agreement.

            SECTION 2.04. Acknowledgement. The Company acknowledges that its covenants and agreements set forth in this Agreement are in addition to, and not in substitution of, any covenants and agreements that may otherwise run in favor of a Holder or its Affiliates.

            SECTION 2.05. Registration Procedures. Whenever any Holders request that any Registrable Securities be registered pursuant to Section 2.01 or Section 2.02 hereof, the Company shall (subject to the provisions of such Sections) effect the registration of such Registrable Securities in accordance with the Holders' respective intended method of disposition thereof as quickly as practicable and, in connection with any such request:

            (a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on a form for which the Company then qualifies and that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the Holders' respective intended method of distribution thereof, and promptly prepare and file with SEC such necessary or appropriate amendments and supplements, and take such other action, to cause such filed registration statement to become and remain effective for a period of not less than 180 days (or such shorter period in which all of the Registrable Securities of the Holders included in such registration statement shall have actually been sold thereunder).

            (b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall furnish to each participating Holder and each underwriter, if any, of the Registrable Securities covered by such registration statement, copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto


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and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

            (c) After the filing of the registration statement, the Company shall as promptly as practicable (i) cause the related prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement or supplement to such prospectus, (iii) notify each Holder holding Registrable Securities covered by such registration statement when such registration statement shall have been declared effective by the SEC, and (iv) notify each Holder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission, and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

            (d) The Company shall (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Holder holding such Registrable Securities reasonably (in light of such Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder in accordance with the intended methods of disposition; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.05(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

            (e) The Company shall as promptly as practicable notify each Holder holding Registrable Securities covered by a registration statement of the occurrence of an event or other circumstance requiring the preparation of a supplement or amendment to the related prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and make available to each such Holder and file with the SEC any such supplement or amendment.

            (f) The Board of Directors of the Company shall have the right to select the underwriter or underwriters in connection with any public offering described in Section 2.02 hereof. In connection with any public offering of Registrable Securities pursuant to Section 2.01 hereof that is to be underwritten, the Holders owning at least 51% of the Registrable Securities of the Registering Holders to be registered in such offering shall select the underwriter or underwriters (which underwriter(s) shall be reasonably acceptable to the Company, with confirmation of such acceptability not to be unreasonably conditioned, withheld or delayed). In connection with any public offering


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contemplated by this Article 2 that is to be underwritten, the Company shall enter into customary agreements (including an underwriting agreement in customary form, which shall include customary representations, warranties, covenants, indemnification provisions and "lock-up"/holdback provisions of the Company in favor of the underwriters, provided that any obligations of Holders shall be consistent with the provisions in this Agreement), and take all such reasonable other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such public offering, including (if necessary) the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD. Each Holder participating in such underwriting shall also enter into such agreement, provided that the terms of any such agreement are consistent with this Agreement and provided that the scope of the indemnity from Holders in favor of the underwriters and the Company contained in such agreement shall not be more extensive in any material respect than the comparable provisions in this Agreement.

            (g) Upon execution of customary confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Holder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Article 2 and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
(i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by law.

            (h) In connection with each such registration for an underwritten public offering, the Company shall cause to be furnished to each Holder and underwriter participating therein a signed counterpart, addressed to such Persons, of (i) opinions of counsel to the Company and (ii) "comfort letters" from the Company's independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions of counsel or comfort letters in connection with consummation of similar transactions.

            (i) The Company shall otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

            (j) The Company may require each Holder with Registrable Securities proposed to be included in such registration, by written notice given to each such Holder not less than 10 days prior to the filing date of such registration statement, to promptly furnish in writing to the Company such information regarding such Holder and its distribution of Registrable Securities as the Company may reasonably request as being legally required in connection with such registration. The Company shall file, as promptly as reasonably practicable, such supplements and/or amendments from time to time to any registration statement or prospectus as may be requested by a Holder from time to time in writing to reflect changes in the list of selling securityholders contained in such registration statement or prospectus.

            (k) Each Holder agrees that, upon receipt of any written notice from the Company of the occurrence of any event or other circumstance requiring the preparation of a supplement or amendment of a prospectus relating to the Registrable Securities covered by a registration statement that is required to be delivered under the Securities Act so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or to make the statements therein not misleading, such Holder shall (i) forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of a supplemented or amended prospectus, and (ii) if so directed by the Company, such Holder shall deliver to the Company all copies, other than any permanent file copies then in such Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.05(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.05(e) hereof to the date when the Company shall make available to such Holder a prospectus supplemented or amended to conform with the requirements of Section 2.05(e) hereof.

            (l) The Company shall list all Registrable Securities covered by such registration statement on the principal securities exchange or quotation system on which the Common Stock is then listed or traded, and if the Common Stock is not listed on any securities exchange, the Company shall use its reasonable best efforts to list all such Registrable Securities on any domestic securities exchange.

            (m) In connection with each such registration for an underwritten public offering where the aggregate proceeds (net of underwriting discounts and commissions) from the sale of Registrable Securities in such offering are estimated to be in excess of $50 million, the Company shall have appropriate officers of the Company (i) prepare and make presentations at any "road shows" and before analysts and rating agencies, as the case may be, and (ii) otherwise use their reasonable efforts to cooperate as requested by underwriters in the offering, marketing or selling of the Registrable Securities.

            (n) If requested by a Holder, the Company shall include in any registration statement or prospectus naming such Holder language to the effect that such Holder's participation in such offering does not constitute an endorsement or recommendation by such Holder or any of its Affiliates of the Company or any of the Company's securities (or the investment quality thereof) or create any inference that such Holder or any of its Affiliates would necessarily help the Company meet any financial or other requirements.

            SECTION 2.06. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, such Holders' officers, directors, employees, managers, members, partners and agents, and each Person, if any, who controls any such Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) (collectively, "Damages") insofar as such Damages shall have been caused by, based upon, arose out of, resulted from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (or preliminary prospectus) relating to the Registrable Securities owned by such Holder (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Holder or on such Holder's behalf expressly for use therein.

            SECTION 2.07. Indemnification by the Participating Holders. Each Holder with Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless, from and against all Damages, the Company, its officers, directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, but only insofar as such Damages shall have been caused by or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (or preliminary prospectus) relating to the Registrable Securities owned by such Holder or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case under clause (i) and (ii) of this
Section 2.07, only to the extent such untrue statement or omission (or alleged untrue statement or omission) was based upon information furnished in writing to the Company by such Holder or on such Holder's behalf expressly for use in such prospectus (or preliminary prospectus) or registration statement (or amendment or supplement thereto). No Holder shall be liable under this Section 2.07 for any Damages in excess of the net proceeds realized by such Holder in the sale of Registrable Securities of such Holder to which such Damages relate.

            SECTION 2.08. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 2, such Person (an "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own separate counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party shall have agreed to the retention of such counsel at its expense or (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against all indemnified Damages (to the extent stated above) by reason of such settlement or judgment.

Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened claim in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

            SECTION 2.09. Contribution. If the indemnification provided for in this Article 2 is unavailable to the Indemnified Parties or insufficient in respect of any Damages (other than by reason of the exceptions provided herein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages, as between the Company on the one hand and each such Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each such Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.09 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 2.09, no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds realized by such Holder in the sale of Registrable Securities of such Holder to which such Damages relate exceeds the amount of any Damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Subject to the foregoing and as among the Holders, each Holder's obligation to contribute pursuant to this Section 2.09 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all such Holders and not joint.

                 ARTICLE 3 - OTHER PROVISIONS AND MISCELLANEOUS

            SECTION 3.01. Rule 144. The Company agrees to cause the conditions of Rule 144(c) under the Securities Act to be satisfied with respect to the Company at all times during which any of the Registrable Securities are outstanding.

            SECTION 3.02.       Binding Effect; Assignability; Benefit.

            (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, legal representatives and permitted assigns; provided that rights granted to any Holder hereunder may only be assigned in connection with a transfer of Registrable Securities to the assignee in accordance with the following paragraph; and provided further that an Initial Investor Holder's demand registration rights under clause (y) of the first paragraph of Section 2.01(a) may not be assigned without the Company's consent. The Company shall not assign this Agreement, in whole or in part. Any purported assignment not in accordance with this Agreement shall be null and void.

            Each Holder agrees not to transfer any portion of its Registrable Securities unless (i) there is then in effect a registration statement under the Securities Act covering such proposed transfer or (ii) such transfer is made in accordance with Rule 144 under the Securities Act or another available exemption from registration under the Securities Act. In connection with any transfer of Registrable Securities described in clause (ii) of the preceding sentence, the transferring Holder may also assign to the transferee rights and obligations under this Agreement with respect to any Registrable Securities so transferred, and upon the Company's receipt from the assignee a completed and executed Joinder substantially in the form of Exhibit A hereto, such assignee will be deemed to also be a Holder under this Agreement.

            (b) The Company shall promptly provide to any Holder that, together with its Affiliates, owns 10% or more of the Registrable Securities (assuming for this purpose that all Preferred Shares are converted in full, and irrespective of any limitations on conversion contemplated by the Certificate of Designations of such stock), upon its request, a copy of the most current listing in the Company's or its agents' possession of the names and addresses of the then-current Holders of Registrable Securities and the number of Registrable Securities respectively held by them.

            (c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person (other than the parties hereto, their respective successors, legal representatives and permitted assigns, and Indemnified Parties under Sections 2.06, 2.07, 2.08 and 2.09 hereof), any rights or remedies under or by reason of this Agreement.

            SECTION 3.03. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, sent by reputable overnight courier service, or sent by facsimile transmission, if to the Company, to Universal American Financial Corp., 6
      International Drive, Rye Brook, NY 10573-1068;  Attention:
      General Counsel; Facsimile:  (914) 934-0700,

      if to the Initial Holders, at their respective addresses set forth in Schedule I,

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other party. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by personal delivery or by reputable overnight courier, made within 2 Business Days after the date of such facsimile transmissions.

            SECTION 3.04. Waiver; Amendment. Except as otherwise provided herein, no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. Except as otherwise provided herein, no provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company and Holders holding more than 51% of the Registrable Securities held by the Holders (assuming for this purpose that all Preferred Shares and non-voting common shares of the Company are converted in full, and irrespective of any limitations on conversion contemplated by the respective Certificates of Amendment to the Certificate of Incorporation of the Company for such stock); provided, however, that any amendment or modification of this Agreement that treats a Holder individually in an inconsistent and adverse manner with respect to all other Holders shall require the consent of such Holder; provided further that protections afforded to a Holder and its related Indemnified Parties pursuant to Sections 2.06, 2.07, 2.08 and 2.09 hereof in respect of any antecedent registration may not be adversely modified without the consent of such Holder; and provided further, that this Agreement may be amended by the Company solely to add stockholders who receive shares of Common Stock pursuant to the Merger Agreement as Holders hereunder and who agree to be bound by all of the terms of this Agreement applicable to a Holder.

            SECTION 3.05. Fees and Expenses. Each party shall pay its own costs and expenses incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and (except as otherwise provided herein or separately agreed in writing) the transactions contemplated hereby and all matters related hereto. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

            SECTION 3.06. Governing Law; Jurisdiction; Enforcement; Waiver of Jury Trial.

            (a) All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than New York.

            (b) Each of the parties hereto irrevocably agrees that any legal action or proceeding that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be brought and determined exclusively in any state courts of New York County of the State of New York, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any federal District Court sitting in New York City. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the exclusive personal jurisdiction of the aforesaid courts and agrees that it will not bring any such action in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject mater hereof, may not be enforced in or by such courts. Each of the parties hereto irrevocably consents to process being served by any party to this Agreement in any legal action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 3.03 without prejudice to the right of any party to serve process pursuant to applicable laws. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto.

            (c) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including in the courts of New York County of the State of New York or in the United States District Court for the Southern District of New York), without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

            (d) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

            SECTION 3.07. Cumulative Remedies. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

            SECTION 3.08. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto, or between any of them, with respect to the subject matter hereof (including the registration rights granted by the Company under that certain agreement dated as of July 30,
1999).

            SECTION 3.09. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

            SECTION 3.10. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            SECTION 3.11. Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

            SECTION 3.12. Nature of Holder's Obligations. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant hereto or in connection herewith, shall be deemed to constitute the Holders as a partnership, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.


                            [signature pages follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                        UNIVERSAL AMERICAN FINANCIAL CORP.

                        By:    /s/  Richard Barasch
                            ----------------------------------
                        Name:   Richard Barasch
                        Title:  CEO

                        INITIAL HOLDERS:


                        CAPITAL Z FINANCIAL SERVICES FUND II, L.P.
                        By: Capital Z Partners, L.P., its General
                        Partner
                        By: Capital Z Partners, Ltd., its General
                        Partner

                        By:    /s/  Craig Fisher
                            ----------------------------------
                        Name:   Craig Fisher
                        Title:  General Counsel


                        CAPITAL Z FINANCIAL SERVICES PRIVATE FUND II, L.P.
                        By: CAPITAL Z PARTNERS, L.P., its General Partner
                        By: CAPITAL Z PARTNERS, LTD., its General
                        Partner

                        By:    /s/  Craig Fisher
                            ----------------------------------
                        Name:   Craig Fisher
                        Title:  General Counsel


                        UNION SQUARE UNIVERSAL PARTNERS, L.P.
                        By: UNION SQUARE  UNIVERSAL GP, LLC, its General
                        Partner

                        By:    /s/  Eric Leathers
                            ----------------------------------
                        Name:   Eric Leathers
                        Title:  Authorized Signatory


                        LEE-UNIVERSAL HOLDINGS, LLC

                        By:    /s/  Joseph Rotberg
                            ----------------------------------
                        Name:   Joseph Rotberg
                        Title:  CFO


                        PERRY PARTNERS, L.P.,
                        By:  PERRY CORP., its General Partner

                        By:    /s/  Michael Neus
                            ----------------------------------
                        Name:   Michael Neus
                        Title:  General Counsel

                        PERRY PARTNERS INTERNATIONAL, INC.
                        By:  PERRY CORP., its Investment Manager

                        By:    /s/  Michael Neus
                            ----------------------------------
                        Name:   Michael Neus
                        Title:  General Counsel


                        PERRY COMMITMENT FUND, L.P.,
                        By: PERRY COMMITMENT ASSOCIATES, LLC, its
                        General Partner,
                        By:  PERRY CORP., its Managing Member

                        By:    /s/  Michael Neus
                            ----------------------------------
                        Name:   Michael Neus
                        Title:  General Counsel


                        PERRY COMMITMENT MASTER FUND, L.P.,
                        By: PERRY COMMITMENT ASSOCIATES, LLC, its
                        General Partner,
                        By:  PERRY CORP., its Managing Member


                        By:    /s/  Michael Neus
                            ----------------------------------
                        Name:   Michael Neus
                        Title:  General Counsel


                        WELSH, CARSON, ANDERSON & STOWE, IX, L.P.,
                        By: WCAS X ASSOCIATES, LLC, its General Partner

                        By:    /s/  Sean Traynor
                            ----------------------------------
                        Name:   Sean Traynor
                        Title:  Managing Member


                        WELSH, CARSON, ANDERSON & STOWE, X, L.P.,
                        By: WCAS X ASSOCIATES, LLC, its General Partner

                        By:    /s/  Sean Traynor
                            ----------------------------------
                        Name:   Sean Traynor
                        Title:  Managing Member


                          /s/  Richard Barasch
                        --------------------------------------
                        Richard Barasch

                                                                      SCHEDULE I
                                                                      ----------


                    Addresses for Notices to Initial Holders
                    ----------------------------------------

                If to a member of the CapZ/USP Group, to it c/o:
                            Capital Z / Union Square
                        230 Park Avenue South, 11th floor
                               New York, NY 10003
                        Telephone number: (212) 965-2400
                        Facsimile number: (212) 343-5206
                        Attention: Bob Spass/Brad Cooper


                   If to a member of the Lee Group, to it c/o:
                               Lee Equity Partners
                                767 Fifth Avenue
                               New York, NY 10153
                        Telephone number: (212) 888-1500
                        Facsimile number: (212) 888-6388
                    Attention: Mark Gormley/Benjamin Hochberg


                  If to a member of the Perry Group, to it c/o:
                                  Perry Capital
                                767 Fifth Avenue
                               New York, NY 10153
                        Telephone number: (212) 583-4000
                        Facsimile number: (212) 583-4146
                           Attention: Michael C. Neus


                  If to a member of the WCAS Group, to it c/o:
                         Welsh, Carson, Anderson & Stowe
                           320 Park Avenue, Suite 2500
                             New York, NY 10022-6815
                        Telephone number: (212) 893-9500
                        Facsimile number: (212) 893-9583
                           Attention: Sean M. Traynor


                                 Richard Barasch
                     c/o Universal American Financial Corp.
                              6 International Drive
                            Rye Brook, NY 10573-1068
                        Facsimile number: (914) 934-0700

                                                                       EXHIBIT A
                                                                       ---------

                                [FORM OF] JOINDER


                                     [Date]

Universal American Financial Corp.
6 International Drive
Rye Brook, NY 10573-1068
Attention: General Counsel

Ladies and Gentlemen:

      Reference is made to the Registration Rights Agreement, dated as of [Date] (the "Agreement"), with Universal American Financial Corp. (the "Company"). Capitalized terms used and not otherwise defined herein are used herein as defined in the Agreement.

      The undersigned ("Transferee") hereby: (i) acknowledges receipt of a copy of the Agreement; (ii) notifies the Company that, on [Date], Transferee acquired from [insert name of assigning Holder] (pursuant to a private transfer that was exempt from the registration requirements under the Securities Act) [describe the Registrable Securities that were transferred] (the "Transferred Securities") and an assignment of such transferor's rights under the Agreement with respect and to the Transferred Securities, and the Transferee has assumed from such transferor the liability for any and all obligations under the Agreement related to the Transferred Securities; and (iii) agrees to be bound by all terms of the Agreement with respect to the Transferred Securities applicable to a Holder of such Transferred Securities as if the Transferee was an original signatory to the Agreement.

      Notices to the Transferee for purposes of the Agreement may be addressed to: [___________], [___________], Attn: [_______], Fax:
[________].

      This document shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that State.

                                          [Transferee]


                                          [By:] _______________________ Name:
                                          [Title:]

cc:  [Transferor]